UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. __)

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Public Policy Holding Company, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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800 North Capitol St. NW, Suite 800
Washington, D.C. 20002
April 17, 2026
Dear Public Policy Holding Company, Inc. Stockholders:
I am pleased to invite you to attend Public Policy Holding Company, Inc.’s 2026 Annual Meeting of Stockholders to be held on Tuesday, May 12, 2026 at 9:00 a.m., US EDT. Our Annual Meeting will be an in person meeting of stockholders, which will be conducted at 535 Madison Avenue, Floor 10, New York, NY 10022.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.
Your vote is very important. Whether you plan to participate in the Annual Meeting or not, please be sure to vote. Voting instructions can be found on pages 5-8 of the Proxy Statement.
On behalf of the Board of Directors and the management team, thank you for your ongoing support of, and continued interest in, Public Policy Holding Company.

Sincerely,
/s/ Simon Lee

Simon Lee
Chairperson of the Board
If you have any questions or need any assistance in authorizing a proxy or voting your shares, please contact:
Matthew Mazzanti
800 North Capitol Street, N.W., Suite 800
Washington, D.C. 20002
202-688-0020
inquiries@pphcompany.com
or
consult the Company’s proxy voting website at:
www.proxypush.com/PPHC

Public Policy Holding Company, Inc.
www.pphcompany.com
___________________________________________________

Notice of 2026 Annual Meeting of Stockholders
___________________________________________________

May 12, 2026
9:00 a.m. US EDT

NOTICE IS HEREBY GIVEN THAT the 2026 Annual Meeting of the Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) of Public Policy Holding Company, Inc., a Delaware Corporation (the “Company”), will be held on May 12, 2026, at 535 Madison Avenue, Floor 10, New York, NY 10022, at 9:00 a.m. US EDT. The Annual Meeting will be held for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:
1.TO ELECT Kathleen L. Casey, Roeland Smits and Benjamin Ginsberg as Class II directors to serve until the 2029 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
2.TO RATIFY the appointment of Forvis Mazars, LLP as our independent registered accounting firm for the fiscal year ending December 31, 2026;
3.TO ALLOW the electronic distribution of annual reports and other stockholder communications;
4.TO TRANSACT such further and other business as may properly come before the Annual Meeting or any adjournment thereof.
Details of the foregoing proposals are contained in the accompanying Proxy Statement. The Proxy Statement is deemed to be part of this notice.
Voting
Only stockholders of record at the close of business on March 23, 2026 or their duly authorized representatives are entitled to notice of and to vote at the Annual Meeting.
To vote your shares, complete your proxy card which is included with the proxy materials and return it, or vote by phone or Internet in accordance with the voting instructions on your proxy card. If you hold your shares through a broker or other intermediary, you should follow the procedures provided by your broker or intermediary. If you are a holder of depositary interests in our shares through the CREST system in the UK, you should follow the procedures provided in the accompanying Proxy Statement under “Questions and Answers—How do I vote in advance of the meeting if I hold depositary interests in PPHC shares through the CREST system in the UK?” The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy or voting instructions as soon as possible. Even if you have voted by proxy, you may still vote during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, trustee, or other nominee and you wish to vote during the Annual Meeting, you must follow the instructions from such broker, bank, trustee, or other nominee.
By Order of the Board of Directors

By:	/s/ Simon Lee
Name:	Simon Lee
Title:	Chairperson of the Board
April 17, 2026
This Notice of Annual Meeting and the enclosed Proxy Statement and proxy card are first being mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about April 17, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders Scheduled to Be Held on May 12, 2026 at 9:00 a.m. US EDT:

This Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Company’s Annual Report for the fiscal year ended December 31, 2025 are available free of charge at www.proxydocs.com/PPHC.

If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of the Proxy Statement or need help submitting a proxy for your shares, please contact:
P.O. Box 8016, Cary, NC 27512-9903
Call Toll-Free: 1-866-257-6114
or
Matthew Mazzanti
800 North Capitol Street, N.W., Suite 800
Washington, D.C. 20002
inquiries@pphcompany.com

PUBLIC POLICY HOLDING COMPANY, INC.
____________________

PROXY STATEMENT
_____________________

Proxy Summary
PROXY SUMMARY
This section highlights information contained in other parts of this Proxy Statement. We encourage you to review this entire Proxy Statement for more detail on these items, as well as our Annual Report to Stockholders for the fiscal year ended December 31, 2025 (the “2025 Fiscal Year”).
In this Proxy Statement, the terms “PPHC,” the “Company,” the “Group,” “we,” “us,” and “our” refer to Public Policy Holding Company, Inc., a Delaware corporation, and its subsidiaries unless the context otherwise requires; the “Board” refers to the Company’s Board of Directors; the “Annual Meeting” refers to the Company’s 2026 Annual Meeting of Stockholders, including any adjournments or postponements thereof; and all references to “present” or “presence” refer to in person presence at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) will be distributed on or about April 17, 2026 to our stockholders on the Record Date.

DATE AND TIME:	May 12, 2026, at 9:00 a.m. US EDT

PLACE:	535 Madison Avenue, Floor 10, New York, NY 10022

RECORD DATE:	March 23, 2026

PROXY VOTING:	www.proxypush.com/PPHC

Matters to Be Voted On

Proposal Number	Description	Board Recommendation
1	Election of Directors	“FOR” all of the Company's Nominees
To elect Kathleen L. Casey, Roeland Smits and Benjamin Ginsberg as Class II directors to serve until the 2029 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified
2	Ratify Appointment of Independent Registered Public Accounting Firm	“FOR”
To ratify the appointment of Forvis Mazars, LLP as our independent registered accounting firm for the fiscal year ending December 31, 2026
3	Allow electronic distribution of annual reports and other stockholder communications	“FOR”
To allow the electronic distribution of annual reports and other stockholder communications

We will also transact any other business that may properly come before the Annual Meeting.

About Public Policy Holding Company
We were founded in 2014 to create a company to bring together firms focused on strategic communications and government relations to address the complexity and costs facing corporate and non-profit entities in managing increasingly complicated and interdependent public policy and reputational challenges. The founders—a group of experienced federal government relations professionals and communications practitioners—believed that such a

Proxy Summary
group would be capable of achieving higher revenue and profit margins in a highly fragmented and specialized industry through wider geographic reach and larger scale service capabilities. Our founders recognized the continuing increase in both corporate and non-profit spending on strategic consulting, including government relations and public affairs, and sought to benefit from this increase by integrating premium services, deep issue and policy expertise, and the geographic reach necessary to provide clients with a full suite of critical stakeholder solutions.
Drawing on prior experience at WPP plc and other advertising and public relations (“PR”) companies, the founders established a series of independently branded and managed vertical operating subsidiaries for better client management, conflict management, and talent retention, while achieving financial and operational synergies, savings and scalability within the Company group.
In 2021, our Common Stock, par value $0.001 per share (“Common Stock”) was listed on the AIM of the London Stock Exchange (the “AIM”), under the symbol “PPHC.L,” where it remains listed (the “UK IPO”).
In 2026, our Common Stock was listed on the Nasdaq Global Market (the “Nasdaq”), under the symbol “PPHC,” where it remains listed (the “US IPO”).
Key developments in our history are outlined below:

Service Expansion /Acquisition	Date	Rationale

Founding firms Crossroads Strategies, LLC and Forbes Tate Partners LLC combine to create PPHC-LLC	July 2014	The combination of the two businesses to create PPHC-LLC

Forbes Tate Partners LLC expands into public affairs with senior hires	July 2014	Forbes Tate Partners LLC begins organic buildout of a complementary public affairs component through talent acquisition, initially concentrating on social media conversation management

JDA Frontline Partners, LLC	July 2015	JDA Frontline Partners, LLC joined PPHC as its first public affairs and wider strategic communications business

Capitol Strategies	December 2016	Crossroads merged with Capitol Strategies to expand advocacy capabilities on behalf of clients across the political spectrum

Blue Engine Message & Media, LLC (doing business as Seven Letter)	November 2018	Blue Engine Message and Media, LLC merges with JDA Frontline Partners, LLC to later rebrand as Seven Letter, expanding PPHC’s Washington based public affairs, data research and media management capabilities

Forbes Tate Partners LLC adds polling and message testing capability with senior hires	February 2019	Forbes Tate Partners LLC continues the expansion of its public affairs component by adding polling and message testing capabilities

O’Neill & Partners, LLC (doing business as O’Neill & Associates)	February 2019	O’Neill & Partners, LLC was acquired by PPHC to expand into state lobbying and public affairs

Formation of Seven Letter Labs	October 2019	Seven Letter expanded its digital media buying capabilities with the formation of Seven Letter Labs

Alpine Group Partners, LLC	January 2020	Alpine Group Partners, LLC joins PPHC, ultimately giving the Company three of the top twenty federal advocacy firms (out of a universe of over 2,000 federally registered lobbying firms)

Proxy Summary

Service Expansion /Acquisition	Date	Rationale

Former Senate Majority Leader Trent Lott and Senator John Breaux’s lobbying practice	June 2020	Former Senate Majority Leader Trent Lott and Senator John Breaux joined their lobbying practice with Crossroads, further developing its credentials

Alpine Advisors LLC is formed with the addition of former U. S. House Commerce Chairman Greg Walden	February 2021	Former Chairman Greg Walden joined the Company to broaden our capabilities through strategic advisory and consulting services

KP Public Affairs LLC	October 2022	Expanded our platform to California with the acquisition of KP Public Affairs LLC, a leading California, government relations and PR firm

MultiState Associates, LLC	March 2023	Acquired MultiState Associates, LLC, one of the largest state and local government relations specialists, with a network in all 50 US states and a comprehensive set of compliance, policy tracking and research capabilities

Lucas Public Affairs, LLC	May 2024	Consolidated our market position in California and increased our expertise in critical sectors including technology, green energy, and healthcare, with the acquisition of Lucas Public Affairs, LLC, one of California's largest state and local government relations specialists

Pagefield Communications Limited	June 2024	Established foothold outside of the US with the acquisition of Pagefield Communications Limited, a UK-based strategic communications firm headquartered in London

TrailRunner International, LLC	April 2025	Acquired TrailRunner International, LLC, a Texas-based global communications advisory firm with additional US offices in New York, Northern California, and Nashville and international offices in Abu Dhabi, Dubai, London, and Shanghai, enhancing our capabilities in corporate affairs, financial communications, crisis communications, litigation communications and reputation management

Pine Cove Strategies, LLC	August 2025	Acquired Pine Cove Strategies, LLC, a Texas-based strategic consulting firm led by Commissioner George P. Bush, adding a Texas state government relations practice. This addition expanded our presence in the strategically important state to include Austin, TX.

Proxy Summary
Corporate Governance
Key Highlights
We carefully consider our corporate governance practices and believe that they are appropriately tailored to our business and promote the long-term interests of our stockholders. Our corporate governance practices include:
•A majority of our Board is independent.
•All members of our Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent.
•Our Board is comprised of sophisticated, engaged directors with a range of experience and expertise.
•Our Board and its constituent committees under their charters play an active role in overseeing risk management, internal controls and reporting and our corporate governance policies.
•We have a robust code of business conduct and ethics applicable to all officers, directors and employees.
•Our Board periodically reviews our corporate governance structure, including committee charters, corporate governance guidelines, and code of conduct, to ensure they are appropriate for our operations and business.

Questions and Answers
QUESTIONS AND ANSWERS
What is the purpose of this proxy statement?
We are sending you this proxy statement because the Board of Directors of PPHC is inviting you to vote (by soliciting your proxy) at our Annual Meeting of Stockholders on May 12, 2026 at 9:00 a.m., US EDT. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.
Who is entitled to vote at the Annual Meeting?
Stockholders as of the close of business on March 23, 2026, the record date, are entitled to attend and vote at the Annual Meeting. There were approximately 28,928,777 shares of common stock outstanding on March 23, 2026 entitled to vote.
How many votes per share do I have?
Each share of our common stock has one vote per share.
How do I vote in advance of the meeting if I hold PPHC shares directly or through a broker or other nominee?
If, on March 23, 2026, your PPHC shares were registered directly in your name with our transfer agent, Odyssey Transfer and Trust Company, then you are a stockholder of record, and you can vote your shares in one of two ways: either by proxy or during the Annual Meeting in person.
If, on March 23, 2026, your shares were held in “street name” through a broker, bank, trustee or other nominee, you will receive instructions on how to vote from the broker, bank, trustee or other nominee. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain brokers, banks, trustees and other nominees. If your shares are held in street name, you may visit www.proxydocs.com/PPHC and enter the 12-digit control number included in the voting instruction card provided to you by your broker, bank, trustee or other nominee. If you hold your shares in street name and you did not receive a 12-digit control number, you may need to log in to your broker’s, bank’s, trustee’s or other nominee’s website to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your broker, bank, trustee or other nominee.

If you choose to vote by proxy, you may do so:
By Internet:	www.proxydocs.com/PPHC
By Telephone:	1-866-257-6114
By Mail:	P.O. Box 8016, Cary, NC 27512-9903
How do I vote in advance of the meeting if I hold depositary interests in PPHC shares through the CREST system in the UK?
If, on March 23, 2026, you were a holder of depositary interests in our shares through the CREST system in the UK (the “Depositary Interests”), your shares are held on your behalf in the name of MUFG Corporate Markets Trustees (Nominees) Limited, who are the registered stockholder. You will not receive a form of direction for the meeting in the post, but you can tell them how you want the votes in respect of your shares to be cast at the meeting and any adjournment(s) thereof, by utilizing the CREST electronic proxy appointment service as per the procedures described in the CREST Manual (available from www.euroclear.com). CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.
In order for an instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear UK & International

Questions and Answers
Limited’s (the “Depositary”) specifications and must contain the information required for such instruction, as described in the CREST Manual (available via www.euroclear.com). The message, regardless of whether it constitutes a new instruction or is an amendment to the instruction given previously must, in order to be valid, be transmitted so as to be received by the Company's registrars (ID: RA10) by the latest time(s) for receipt of instructions from holders of Depositary Interests specified in the Notice of Meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the time stamp applied to the message by the CREST Application Host) from which the Company’s agent is able to retrieve the message by inquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions through CREST should be communicated to the Depositary through other means.
CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear UK & International Limited does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings (www.euroclear.com).The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001 (as amended).
If you are an institutional investor, you may also be able to submit an instruction electronically via the Proxymity platform, a process which has been agreed by the Company and approved by MUFG Corporate Markets. For further information regarding Proxymity, please go to www.proxymity.io. Your instruction must be lodged by 9:00 a.m. BST on May 8, 2026 in order to be considered valid or, if the meeting is adjourned, by the time which is 72 hours before the time of the adjourned meeting. Before you can submit an instruction via this process you will need to have agreed to Proxymity’s associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic submission of your instruction. An electronic instruction submitted via the Proxymity platform may be revoked completely by sending an authenticated message via the platform instructing the removal of your submission.
If you require a paper form of direction, please contact our Registrar, MUFG Corporate Markets by email at shareholderenquiries@cm.mpms.mufg.com, or you may call on 0371 664 0391. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Lines are open between 09:00 - 17:30, Monday to Friday excluding public holidays in England and Wales.
The Depositary will appoint the chairperson of the meeting as its proxy to cast its votes. The chairperson of the meeting may also vote or abstain from voting as they think fit on any other business (including amendments to resolutions) which may properly come before the meeting. The ‘Vote Withheld’ option is provided to enable you to abstain from voting on the resolutions. However, it should be noted that a ‘Vote Withheld’ is not a vote in law and will not be counted in the calculation of the proportion of the votes ‘For’ and ‘Against’ a resolution.
How can I attend the Annual Meeting?
The Annual Meeting will be held at the midtown offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 535 Madison Ave, Floor 10, New York, NY 10022. Stockholders who attend in person will be required to show a government issued photo ID at the front lobby.
You are entitled to attend the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m. US EDT.
Depositary Interest holders wishing to attend the meeting should contact the Depositary at MUFG Corporate Markets Trustees (Nominees) Limited, Central Square, 29 Wellington Street, Leeds, LS1 4DL or by emailing

Questions and Answers
Nominee.Enquiries@cm.mpms.mufg.com by no later than 9:00 a.m. BST on May 8, 2026 or 72 hours before any adjourned meeting.
Can I ask questions at the Annual Meeting?
We will hold a live Q&A session, during which we intend to answer questions during the meeting that are pertinent to the Company and the meeting matters.
Only stockholders of record as of the record date for the Annual Meeting and their proxy holders who attend the meeting in person may submit questions.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, we will also circulate at the Annual Meeting our rules of conduct for the Annual Meeting. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question that is relevant to the Annual Meeting or PPHC’s business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by PPHC’s management with a representative question read aloud and answered. In addition, questions may be deemed to be out of order if they are, among other things, irrelevant to our business, repetitious of statements already made, or in furtherance of the speaker’s own personal, political, or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.
What is the deadline for voting?
If you are a stockholder of record, your ability to vote by proxy by internet or telephone will end at 11:59 pm US EDT on May 11, 2026. If you prefer to vote by mail, your proxy must be actually received by the Company by such time at the address indicated above. You will also be able to vote by attending and voting at the Annual Meeting on May 12, 2026. However, we recommend that you submit your proxy in advance in the event your plans change or you are unable to attend the Annual Meeting.
If your PPHC shares are held in an account with a broker, bank, trustee, or nominee, you should vote in accordance with the instructions from your broker, bank, trustee, or nominee.
If you are a holder of Depositary Interests, to be effective, a valid form of direction (and any power of attorney or other authority under which it is signed) must be received electronically or delivered to MUFG Corporate Markets, PXS 1, Central Square, 29 Wellington Street, Leeds, LS1 4DL, by no later than 9:00 a.m. BST on May 8, 2026 or 72 hours before any adjourned meeting. You must be registered as holder of the Depositary Interests as at close of business on May 8, 2026 (or 72 hours before any adjourned meeting) for your form of direction to be valid.
What happens if I do not vote?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet, or online during the meeting, your shares will not be voted.
If your PPHC shares are held in an account with a broker, bank, trustee or other nominee, and you do not instruct your broker, bank, trustee or other nominee how to vote your shares, your broker, bank, trustee or other nominee may still be able to vote your shares in its discretion. In this regard, brokers and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered under applicable exchange rules to be “routine,” but not with respect to “non-routine” matters. Proposal No. 2 (Ratification of Auditors) is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal No. 2. The other proposals set forth in this Proxy Statement, however, are considered to be “non-routine” under applicable exchange rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions, which would result in a “broker non-vote.” See “How many votes are required to approve each proposal?” below for more information. Please instruct your broker, bank, trustee, or other nominee to ensure that your vote will be counted.

Questions and Answers
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals set forth in this Proxy Statement, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the approval or rejection of the other proposals set forth in this Proxy Statement.
What if I return a proxy card but do not make specific choices?
If you submit a properly signed proxy card but do not provide any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors, which are indicated above and with each proposal in this proxy statement. We know of no other business that will be presented at the Annual Meeting. However, if any other matter is properly presented at the meeting, the persons named as proxies will vote your shares using his or her best judgment.
Can I change my vote or revoke my proxy?
Yes. If your shares are registered directly in your name with our transfer agent, Odyssey Transfer and Trust Company, you may change your vote or revoke your proxy at any time prior to the final vote at the Annual Meeting on May 12, 2026 by:
•providing a new proxy bearing a later date (which automatically revokes the earlier proxy) by internet, telephone, or mail using the procedures set forth herein for submitting a proxy (and until the applicable deadline for each method);
•submitting written notice of revocation to the Secretary of the Company at inquiries@pphcompany.com prior to the Annual Meeting; or
•attending and voting at the Annual Meeting.
Your most recent proxy submitted by proxy card, internet, or telephone is the one that will count. Your attendance at the Annual Meeting by itself will not revoke your proxy if you do not also vote at the Annual Meeting.
If you hold shares in an account with a broker, bank, trustee, or nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee in accordance with the instructions they provide to you. If you have obtained a valid proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting.
If you are a holder of Depositary Interests, you may change your vote according to the instructions provided in “How do I vote in advance of the meeting if I hold depositary interests in PPHC shares through the CREST system in the UK?” above.

Questions and Answers
How many votes are required to approve each proposal?

Proposal	Votes Required to Approve Proposal	Effect of Votes Withheld or Abstentions, as applicable	Effect of Broker Non-Votes*
1. Election of Directors	Plurality of votes cast by the holders of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote	Votes withheld have no effect	No effect. Brokers may not vote the shares if not instructed by the beneficial owner, as this matter is considered “non-routine.”
2. Ratification of Auditors	Majority of the voting power of the shares of stock entitled to vote that are present in person or represented by proxy at the Annual Meeting and are voted for or against	Abstentions have no effect	Not applicable. Brokers may vote the shares if not instructed by the beneficial owner, as this matter is considered “routine.” Therefore, we would not expect broker non-votes to result from this proposal.
3. Allow the Electronic Distribution of Annual Report and Other Stockholder Communications	Majority of the voting power of the shares of stock entitled to vote that are present in person or represented by proxy at the Annual Meeting and are voted for or against	Abstentions have no effect	No effect. Brokers may not vote the shares if not instructed by the beneficial owner, as this matter is considered “non-routine.”
*A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank, trustee or other nominee does not give voting instructions to his or her broker or other securities intermediary as to how to vote on matters deemed to be “non-routine” and, as a result, the broker or other securities intermediary may not vote the shares on those matters.
Who will count the votes?
Representatives of PPHC will tabulate the votes and act as inspector of election.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting of the holders of at least one-third of the voting power of outstanding shares of capital stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum. If a quorum is not present, we will not be able to conduct any business, and the Annual Meeting will be adjourned, or postponed, by the chairperson of the meeting for a later date.
Instructions to “withhold” authority to vote in the election of directors, abstentions and broker non-votes will be counted as present for determining whether or not a quorum is present.
Are there any rights of appraisal for the holders of our common stock?
The Board of Directors is not proposing any action for which the laws of the State of Delaware provide a right of a holder of our common stock to obtain appraisal of or payment for such stockholder’s shares.

Questions and Answers
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and will report the final voting results in a regulatory news service announcement and a current report on Form 8-K following the completion of the Annual Meeting.
Who pays for the proxy solicitation expenses?
We are soliciting proxies on behalf of our Board of Directors and will pay the related costs. As part of this process, we may reimburse brokers and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to our stockholders. Our directors, officers, and employees may also solicit proxies in person, by telephone or by other means of communication, and will not receive any additional compensation for soliciting proxies.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, it means you hold your shares in more than one name or account. In order to vote all of your shares, you should sign and return all of the proxy cards you receive or follow the instructions for any alternative voting procedures on the proxy cards you receive.
How do I obtain a separate set of proxy materials or request a single set for my household?
We have adopted a practice approved by the Securities and Exchange Commission (the “SEC”) called “householding.” This means that stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees, and the environmental impact. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.
If you prefer to receive a separate set of proxy materials or if you currently receive multiple copies and would like to request “householding” of your communications, please contact Kristine Markfort by phone at 1-888-290-1175 (toll free) or 1-612-482-5100 (direct dial) or by mail to Odyssey Transfer and Trust Company, 860 Blue Gentian Rd, Suite 320, Eagan, MN 55121. Stockholders who hold their shares in street name should contact their broker, bank or other nominee regarding combined mailings. We will strive to promptly address your request.

Proposal No. 1 Election of Directors
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of nine directors, who are divided into three classes with staggered three-year terms. The current Class I directors are G. Stewart Hall, Keenan Austin Reed and Kimberly White; the current Class II directors are Kathleen L. Casey, Roeland Smits and Benjamin Ginsberg; and the current Class III directors are Simon Lee, Zachary W. Williams and Charles D. Brown. At the Annual Meeting, the Class II directors named above are standing for election, each for a three-year term. The terms of office of directors in Class I and Class III do not expire until the annual meetings of stockholders to be held in 2028 and 2027, respectively.
The Board of Directors has nominated Kathleen L. Casey, Roeland Smits and Benjamin Ginsberg for election as Class II directors at the Annual Meeting.
Directors are elected by a plurality of the votes cast. The three director nominees receiving the highest number of “FOR” votes will be elected. If elected at the Annual Meeting, the nominees will serve until our 2029 annual meeting of stockholders and until their successors have been elected and qualified or until they resign, die, are disqualified or are removed from the Board of Directors.
The nominees have consented to serve as director, if elected. We have no reason to believe that any of the nominees will be unable or unwilling to serve as director. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the Board of Directors names one.
The Board of Directors recommends a vote “FOR” each of the director nominees named above.

Our Board of Directors and Corporate Governance
OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Snapshot
The following table provides summary information about each of the Company’s director nominees and each continuing director. Our directors serve staggered three-year terms, with approximately one-third of directors elected at each annual general meeting of our stockholders.

Name	Age	Director Since	Independent	Class	Current Term Expires	AC	CC	NCGC
Company’s Director Nominees*
Kathleen L. Casey	59	2026	X	II	2026	M		C
Roeland Smits	55	2023		II	2026
Benjamin Ginsberg	74	2021	X	II	2026	M		M
Continuing Directors
George Stewart Hall	60	2021		I	2028
Simon Lee★	65	2021	X	III	2027		M	M
Zachary Williams	48	2021		III	2027
Keenan Austin Reed (née Keenan N. Austin)	42	2023		I	2028
Kimberly White	61	2021	X	I	2028		C	M
Charles D. Brown♦	65	2026	X	III	2027	C	M

*	If elected, term will expire in 2029.	AC	Audit Committee
★	Chairperson of the Board	CC	Compensation Committee
♦	Financial Expert	NCGC	Nominating and Corporate Governance Committee
C	Chairperson of Committee
M	Member of the Committee

Company Director Nominees and Continuing Director Biographies
The following is a brief biographical summary of the experience of the Company’s director nominees and continuing directors.
Kathleen L. Casey has served as a non-executive director on our Board of Directors, Chairperson of our Nominating and Corporate Governance Committee, and member of our Audit Committee effective immediately prior to the listing of our Common Stock on Nasdaq. Kathleen has more than 30 years of experience in various senior government and private sector leadership roles and, from 2006 to 2011, she served as a Commissioner of the SEC. In this capacity, she also served in several international leadership positions, including Chair of the International Organisation of Securities Commissions’ (“IOSCO”) Technical Committee and Co-Chair of the CPSS-IOSCO Review of Standards, IOSCO OTC Derivatives Task Force, IOSCO Task Force on Supervisory Cooperation, and Financial Stability Board Working Group on Provisioning. Since leaving the SEC in 2011, Kathleen has served as a non-executive director on several corporate boards including HSBC Holdings plc (NYSE: HSBC) until 2020 and as a US director of Sepio Systems, Inc. until March 2026. Some of her current positions include serving as an independent board member on the governing board of the Center for Audit Quality since 2024, advisory board member of Sterman Masser, Inc. since 2024, and independent director on the board of the Federal Home Loan Mortgage Corporation (OTCQB: FMCC) since 2019, where she serves on several committees. She received a Juris Doctor (J.D.) from George Mason University Antonin Scalia Law School and a B.A. in international politics from The Pennsylvania State University.

Our Board of Directors and Corporate Governance
Roeland Smits has served as our Chief Financial Officer and a member of our Board of Directors since September 2023. Mr. Smits joined PPHC in May 2022 as Deputy Chief Financial Officer with a strong focus on driving the company’s mergers and acquisitions (M&A) agenda. Prior to joining PPHC, Mr. Smits spent 12 years in various CFO roles at Kantar, co-owned by WPP and Bain Capital, where most recently he was CFO of Kantar Americas from 2012 until joining us. Before joining Kantar, Mr. Smits spent 6 years leading the North American M&A team of WPP. Also, Mr. Smits spent 8 years working in private equity, most notably for HAL investments BV, a publicly listed family fund in the Netherlands.
Benjamin Ginsberg has served as a non-executive director on our Board of Directors, and as a member of our Audit Committee and our Compensation Committee (until January 2026), since December 2021. Effective immediately prior to our listing on Nasdaq, Mr. Ginsberg became a member of our Nominating and Corporate Governance Committee. Prior to joining PPHC, Mr. Ginsberg was most recently a political law partner at international law firm Jones Day before retiring in August 2020. Prior to that, he served as national counsel to the Bush-Cheney presidential campaigns in 2000 and 2004, as well as the Romney for president campaigns of 2008 and 2012. He joined Patton Boggs, a full-service global law firm, in 1993 after serving eight years as counsel to the Republican National Committee, the Republican Senatorial Committee and the Republican Congressional Committee. Mr. Ginsberg is counsel to the Republican Governors Association.
Simon Lee has served as a non-executive director and Chairperson of our Board, Chairperson of our Audit Committee (until January 2026) and a member of our Compensation Committee since December 2021. Immediately prior to our listing on Nasdaq, Mr. Lee became a member of our Nominating and Corporate Governance Committee. Outside of his work with PPHC, Mr. Lee is Chair of Brit Syndicates, where he has been a director since 2016, and the Advisory Board of Perfect Cellar. He is Non-Executive Director of Fairfax International (Barbados) Ltd, Fairfax Asia Ltd, Falcon Insurance Ltd, SingaporeRe Ltd and TP24 AG. Until December 2013, he served as group chief executive of RSA Insurance Group plc, a FTSE 100 insurer. Mr. Lee also spent 17 years with NatWest Group where he held a number of senior leadership positions, including CEO of NatWest Offshore, Head of US Retail Banking, CEO NatWest Mortgage Corporation (US) and Director of Global Wholesale Markets.
George Stewart Hall is a co-founder of the Company and of Crossroads Strategies. In 2014, Crossroads Strategies was merged to form PPHC-LLC, where Mr. Hall served as CEO and Managing Partner. Mr. Hall has served as our Chief Executive Officer and a member of our Board of Directors since our founding in 2014 and as a member of our Board of Directors since PPHC's incorporation in February 2021. Mr. Hall has extensive experience in both the public and private sectors. He co-founded Federalist Group in 1999, which was acquired by Ogilvy Public Relations (WPP) in 2005. Prior to that, he served as Legislative Director to Senator Richard Shelby (R-AL) from 1992-1996, working across defense policy, appropriations and financial services committees.
Zachary Williams has served as an executive director on our Board of Directors since December 2021 and is managing partner at our Forbes Tate Partners member company, a full-service government and public affairs advocacy firm that became part of PPHC in 2014. Prior to Forbes Tate Partners, he was a founder and managing partner of Cauthen Forbes and Williams.
Keenan Austin Reed (née Keenan N. Austin) has served as an executive director on our Board of Directors since December 2023. Ms. Austin is a global leader on policy and politics, and serves as a senior advisor to PPHC. Ms. Austin is known for mobilizing her immense network and building brands and coalitions to advance the goals of her clients and the broader Capitol Hill community. Ms. Austin is also a principal at our Alpine Group member company, a top 20 lobbying firm in Washington, D.C.. She joined Alpine Group in 2021 and rose swiftly to the firm’s leadership. Prior to joining Alpine Group in 2021, she was the Chief of Staff to US Representative Donald McEachin. Recently, Ms. Austin was named “Lobbyist of the Year” by the prestigious Washington Government Relations Group. Ms. Austin is also the founder and chair of Black Women Leading, a 501(c)(3) organization that supports the empowerment of Black women in public service, notably the Black Women’s Congressional Alliance (BWCA).
Kimberly White has served as a non-executive director on our Board of Directors, and as Chairperson of our Compensation Committee and a member of our Audit Committee (until January 2026), since December 2021. Effective immediately prior to our listing on Nasdaq, Ms. White became a member of our Nominating and

Our Board of Directors and Corporate Governance
Corporate Governance Committee. Ms. White is Senior Vice President and Chief Corporate Affairs Officer of Generate:Biomedicines, a company focused on the application of AI to drug discovery founded by Flagship Pioneering. Prior to that through September 2023, Ms. White worked in the Alphabet ecosystem serving as a senior communications advisor to Verily and Isomorphic Labs, two of Alphabet’s “bets” in healthcare. Ms. White has served as Chief Communications Officer for a number of public companies including CVS Health from April 2020 until April 2021, Vertex Pharmaceuticals and Baxter. In addition to her corporate roles, she held senior leadership roles at Edelman and Ogilvy over a 20+ year agency career.
Charles D. Brown has served as a non-executive director on our Board of Directors, Chairperson and financial expert of our Audit Committee, and member of our Compensation Committee effective immediately prior to the listing of our Common Stock on Nasdaq. He has spent over 24 years at Fitch Group, Inc., a global financial data and information company, and its principal subsidiary, Fitch Ratings, Inc., one of the largest international credit rating agencies, most recently as the Chief Legal Officer and member of the executive committee, responsible for all legal matters, risk management, and government and regulatory relations. During his time with Fitch, he also served as Chief Compliance Officer for Fitch Ratings and, later, as Chief Credit Officer. Mr. Brown is an experienced lawyer and executive specializing in financial analysis, risk management, credit ratings, securities law, financial reporting, capital markets, structured ﬁnance, mergers and acquisitions, compliance, government and regulatory relations, and corporate governance. He is an independent, non-executive director at DBRS Inc., DBRS Ratings Limited, DBRS Ratings GmbH, and their credit rating agency affiliates, the worldwide credit rating agency that is a subsidiary of Morningstar, Inc. (NASDAQ: MORN), a leading global provider of independent investment insights. Mr. Brown holds a bachelor of science degree in economics and finance from the Fordham University Gabelli School of Business and a Juris Doctor (J.D.) from the Fordham University School of Law.
Our Board of Directors
Our Board of Directors oversees the management of our business and serves as the ultimate decision-making body of the Company, except for those matters reserved to our stockholders. The Board of Directors oversees our management team, to whom it has delegated responsibility for our day-to-day operations. While the Board’s oversight role is broad and may concentrate on different areas from time to time, its primary areas of focus are strategy, oversight, governance and compliance, as well as assessing management.
Our Board of Directors consists of nine members, as set forth in the table above. Pursuant to our Certificate of Incorporation, our Board of Directors is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III, with the classes elected to staggered three-year terms. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by our Board of Directors, with the number of directors in each class to be divided as nearly equal as reasonably possible. Our Certificate of Incorporation and Second Amended and Restated Bylaws do not limit the number of terms a member may be re-elected as a director.
Each of our four executive directors—George Stewart Hall, Roeland Smits, Zachary Williams and Keenan Austin Reed—are parties to an executive employment agreement with us. Each of our five non-executive directors—Simon Lee, Kimberly White, Benjamin Ginsberg, Kathleen L. Casey, and Charles D. Brown —are parties to a letter of appointment. William Chess, who served as a non-executive director of the Company until September 29, 2025, was, and remains, party to a consulting agreement, as described below. (For additional information on executive employment agreements and director appointment and consulting agreements, see “Executive Compensation”).
Board Leadership Structure
Simon Lee is the Chairperson of our Board of Directors. Our Audit Committee is chaired by Charles D. Brown, our Compensation Committee is chaired by Kimberly White and our Nominating and Corporate Governance Committee is chaired by Kathleen L. Casey. Our Board of Directors believes that our current leadership structure provides us with effective leadership and is in the best interest of us and our stockholders.

Our Board of Directors and Corporate Governance
Board Risk Oversight
The Board exercises direct oversight of strategic risks to the Company. The Board administers its oversight function directly as a whole and through its standing committees that address risks inherent in their respective areas of oversight. The Audit Committee of the Board reviews guidelines and policies governing the process by which senior management assesses and manages our exposure to risk, including our major financial and operational risk exposures and the steps management takes to monitor and control such exposures. The Compensation Committee of the Board oversees risks relating to our compensation policies and practices. The Nominating and Corporate Governance Committee of the Board assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure and corporate governance. Each committee is charged with risk oversight and reports to the Board on those matters.
Corporate Governance Policies and Practices
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Code of Business Conduct and Ethics
We have adopted a written Code of Business Conduct and Ethics which became effective immediately prior to the completion of our listing on Nasdaq, and applies to all of our directors, officers and employees. Our Code of Business Conduct and Ethics has been established to encourage, among other things, (i) honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest; (ii) full, fair, accurate, timely and understandable disclosure; (iii) compliance with applicable governmental laws, rules and regulations; (iv) prompt internal reporting of any violations of law or the Code of Business Conduct and Ethics; (v) accountability for adherence to the Code of Business Conduct and Ethics, including fair process by which to determine violations; (vi) consistent enforcement of the Code of Business Conduct and Ethics, including clear and objective standards for compliance; (vii) protection for persons reporting any such questionable behavior; (viii) the protection of the Company’s legitimate business interests, including its assets and corporate opportunities; and (ix) confidentiality of information entrusted to directors, officers and employees by the Company and its customers.
The Audit Committee of our Board of Directors is responsible for overseeing the Code of Business Conduct and Ethics and approving any waivers of the Code of Business Conduct for executive officers and directors. We expect that any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements with respect to our executive officers and directors, will be disclosed on our website.
A copy of the Code of Business Conduct and Ethics is made available on our website, which is located at https://pphcompany.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein. We have included our website address in this Proxy Statement solely as an inactive textual reference.
Securities Trading Policy
We have adopted a securities trading policy and procedures applicable to our directors, officers, and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. All transactions in the Company's securities by such persons, including hedging transactions, are subject to such securities trading policy, a copy of which was filed as Exhibit 19.1 to our Annual Report on Form 10-K.
The Company does not generally prohibit transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities but any such transactions are subject to our securities trading policy.

Our Board of Directors and Corporate Governance
Director Independence
Our Board of Directors assesses the independence of each director at least annually and has determined that a majority of the directors on our Board, including Charles D. Brown, Kathleen L. Casey, Benjamin Ginsberg, Kimberly White and Simon Lee, are independent in accordance with criteria established by Nasdaq for independent Board members and the applicable rules and regulations of the SEC and also satisfy the independence requirements set out in the QCA Corporate Governance Code framework of the Quoted Companies Alliance (the “QCA Code”). George Stewart Hall, Roeland Smits, Zachary Williams and Keenan Austin Reed are not considered independent because they are group employees.
In addition, our Board of Directors has determined that each member of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is independent and, in the case of the Audit Committee and Compensation Committee, meets the heightened independence requirements applicable to each such Committee in accordance with the listing standards of Nasdaq and the applicable rules and regulations of the SEC and also satisfy the independence requirements set out in the QCA Code.
Communications with Directors
Stockholders or other interested parties may communicate with, or otherwise make her or his concerns known directly to the Chairperson of any of the Audit, Nominating and Corporate Governance and Compensation Committees or the independent directors as a group, by addressing such communications or concerns to the Chairperson of such committee or the Secretary who will forward such communications to the appropriate party. Communications or concerns may be sent by emailing inquiries@pphcompany.com or mailing correspondence to our Secretary at Public Policy Holding Company, Inc., 800 North Capitol St. NW, Suite 800, Washington D.C. 20002.
Director Nominations Process
The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated to the Board.
When identifying and evaluating potential director nominees, including current members of the Board of Directors who are eligible for re-election, the Nominating and Corporate Governance Committee seeks a balance of knowledge, experience, and capability on the Board and may consider the following:
•minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially; and
•all other factors the Committee considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, technology background, executive compensation background and the size, composition and combined expertise of the existing Board.
In its discretion, the Nominating and Corporate Governance Committee will also consider recommendations of qualified nominees by stockholders by evaluating the same factors as described above.
In addition to the process described above, our Second Amended and Restated Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must meet certain deadlines established by our Second Amended and Restated Bylaws and provide certain information required by our Second Amended and Restated Bylaws. For a description of the process for nominating directors in accordance with our Second Amended and Restated Bylaws, see “Stockholder Proposals and Recommendations” in this Proxy Statement.

Our Board of Directors and Corporate Governance
Policy for Recovery of Erroneously Awarded Compensation
The Board adopted a clawback policy (the “Clawback Policy”) effective as of September 29, 2025. The Clawback Policy is intended to comply with SEC and Nasdaq listing standards and maintain a culture of focused, diligent, and responsible management that discourages conduct detrimental to the growth of the Company. Accordingly, as set forth in the Clawback Policy, the Company is required to recover certain erroneously paid incentive-based compensation, including cash incentive or performance-vesting equity compensation, of its current and former executive officers in the event the Company is required to prepare a qualifying accounting restatement. A copy of the Clawback Policy was filed as Exhibit 97.1 to our 2025 Annual Report.
During 2025, the Company determined that previously filed interim and annual financial statements had a material error in its earnings per share calculation resulting from the inclusion of certain unvested pre-UK IPO shares in the basic earnings per share calculation and the Company was also not appropriately applying the two-class method to calculate Basic and Diluted earnings per share in accordance with ASC 260, Earnings Per Share. As a result, earnings per share calculations were restated for the year ended December 31, 2024. Accordingly, the Company conducted a recovery analysis of incentive-based compensation received by its executive officers during the relevant period that would be applicable under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) rules. The Company concluded that no recovery was required, noting that the Clawback Policy was not in effect at the time the restatement was effected, and, even if the Clawback Policy had been in effect, the restatements would not have required any clawbacks.
Policies and Practices Related to the Timing of Grants of Certain Equity Awards
The Compensation Committee may grant equity-based awards under our incentive plan (the “Omnibus Incentive Plan”) to officers, directors and employees in the form of restricted stock units (“RSUs”), restricted stock awards (“RSAs”) or options to acquire shares of our Common Stock. Options granted under the Omnibus Incentive Plan generally vest 100% on the 3rd anniversary of the relevant grant date. RSUs typically vest on a fixed schedule, with 1/3 vesting on each anniversary of the relevant grant date (so that 100% will have vested within three years), and RSAs typically vest 100% on the anniversary of the relevant grant date.
Consistent with the Company’s dealings and insider trading policy, equity awards are granted only during periods when the relevant participants and approving authorities are not in possession of material non‑public information. We do not schedule the grant of stock options or other equity awards in anticipation of the disclosure of material nonpublic information, and we do not schedule the disclosure of material nonpublic information based on the timing of grants of stock options or other equity awards.
In the year ended December 31, 2025, during which we were not yet a reporting Company under the Exchange Act, we did not award any Company securities to a named executive officer in any period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such report.
Board Meetings
Our Board of Directors met 11 times during fiscal year 2025. Each current director attended at least 75% of the total number of fiscal year 2025 meetings of the Board and of each Committee on which she or he served, which were held during the period in which that director served. We encourage all directors and director nominees to attend the Annual Meeting; however, attendance is not mandatory. All of our directors then serving attended our 2025 Annual Meeting of Stockholders.

Our Board of Directors and Corporate Governance
Board Committees
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which operate pursuant to charters adopted by our Board of Directors. The composition and functioning of all of our committees complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq Stock Market and the Exchange Act. Members of each committee shall serve (subject to his or her earlier failure to qualify, resignation, retirement or removal) until his or her successor shall have been duly appointed and qualified in accordance with the terms of each committee charter. Each committee charter is available on our investor website (investors.pphcompany.com) under “Governance — Documents & Charters.” Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
During the year ended December 31, 2025, our Audit Committee consisted of Simon Lee (Chairperson), Benjamin Ginsberg and Kimberly White. Effective immediately prior to our listing on Nasdaq, our Audit Committee consists of Charles D. Brown, Kathleen L. Casey and Benjamin Ginsberg, each of whom meets the financial literacy requirements of, and as required by, the rules and regulations of Nasdaq. Mr. Brown has been selected as the Chairperson of the Audit Committee, and our Board of Directors has determined that Mr. Brown is an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K. The Audit Committee will at all times be composed of directors who are “financially sophisticated,” as defined under Nasdaq’s listing standards. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. Furthermore, each of the above-named members of the Audit Committee is “independent” as defined in Rule 10A-3 under the Exchange Act and the rules and regulations of Nasdaq.
The Audit Committee is required under its charter to meet at least quarterly and otherwise as required. Among other responsibilities, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditor including overseeing the qualifications and independence of such auditor and advising on the terms of engagement between the Company and such auditor.
The Audit Committee’s role also includes: (i) overseeing management’s conduct of our financial reporting process (including the development and maintenance of systems of internal accounting and financial controls); (ii) ensuring procedures are in place for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; (iii) reporting regularly to our Board of Directors on Audit Committee meetings; (iv) monitoring the integrity of our financial statements (including annual and interim accounts and results announcements); (v) undertaking narrative reporting and advising the Board of Directors on whether the content of the annual report and accounts provides the necessary information for stockholders to assess our performance, business model and strategy; (vi) preparing certain reports required by the rules and regulations of the SEC; (vii) reviewing our policies for detecting fraud; (viii) reviewing our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes; (ix) reviewing our internal audit functions, (x) reviewing and monitoring the extent of the non-audit services undertaken by external auditors, and (xi) ensuring that we have in place the procedures, resources and controls to enable compliance with applicable AIM rules and the QCA Code.
The Audit Committee shall, at least once a year, conduct an annual review and evaluation of its own performance and that of its members, including an assessment of its compliance with the Audit Committee charter to ensure it is operating at maximum effectiveness and recommend any changes it considers necessary to the Board of Directors for approval.
In fiscal year 2025, our Audit Committee met six times.

Our Board of Directors and Corporate Governance
Compensation Committee
During the year ended December 31, 2025, our Compensation Committee consisted of Kimberly White (the Chairperson), Simon Lee and Benjamin Ginsberg. Effective immediately prior to our listing on Nasdaq, our Compensation Committee consists of Kimberly White (the Chairperson), Simon Lee and Charles D. Brown. Our Board of Directors has determined that each member is “independent” under Nasdaq listing standards and also satisfies the independence requirements set out in the QCA Code. In addition, at least two members of the Compensation Committee qualify as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
The Compensation Committee is required under its charter to meet not less than twice a year and at such other times as required. The Compensation Committee’s responsibilities generally include reviewing and approving all forms of compensation to be provided to, and employment agreements with, the directors, executive officers and other key employees of the Company. The Compensation Committee also has responsibility for: (i) recommending to our Board of Directors a compensation policy for executive directors and other senior executives, and monitoring its implementation; (ii) approving and recommending to our Board of Directors and stockholders the total individual compensation package of the executive directors and other senior executives (including bonuses, incentive payments and share incentive awards or other share awards); and (iii) approving the design of, and determining targets for, any performance related pay schemes and share incentive plans operated by the Company. No director or member of management may be involved in any discussions as to their own compensation.
The Compensation Committee generally considers our Chief Executive Officer’s recommendations when making decisions regarding the compensation of executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In fiscal year 2025, the Compensation Committee engaged the compensation consulting firm Pearl Meyer & Partners, LLC (“Pearl Meyer”) to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Pearl Meyer comparing our compensation to that of a group of peer companies in the larger marketing services industry and met with Pearl Meyer to discuss our executive and non-employee director compensation and to receive input and advice. Pearl Meyer also consulted on US norms for long-term incentive programs. Pearl Meyer reported directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under Nasdaq and SEC rules as they relate to Pearl Meyer and has determined that its work does not raise a conflict of interest.
The Compensation Committee shall, at least once a year, conduct an annual review and evaluation of its own performance and that of its members, including an assessment of its compliance with the Compensation Committee charter to ensure it is operating at maximum effectiveness and recommend any changes it considers necessary to the Board of Directors for approval.
In fiscal year 2025, our Compensation Committee met five times.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of our Board of Directors consists of Kathleen L. Casey (the Chairperson), Simon Lee, Benjamin Ginsberg and Kimberly White. Our Board of Directors has determined that each member is “independent” under Nasdaq listing standards and also satisfies the independence requirements set out in the QCA Code.
The Nominating and Corporate Governance Committee is required under its charter to meet not less than twice a year and at such other times as required. The Nominating and Corporate Governance Committee’s responsibilities generally include (i) overseeing and assisting the Board of Directors in reviewing and recommending nominees for election as directors, including nominees recommended by stockholders; (ii) assessing the performance of the members of the Board and senior management; (iii) recommending members of the Board of Directors to serve on

Our Board of Directors and Corporate Governance
committees of the Board of Directors; (iv) establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to the Company; (v) overseeing and approving the management continuity planning process; and (vi) otherwise taking a leadership role in shaping the corporate governance of the Company.
The Nominating and Corporate Governance Committee shall, at least once a year, conduct an annual review and evaluation of its own performance and that of its members, including an assessment of its compliance with the Nominating and Corporate Governance Committee charter to ensure it is operating at maximum effectiveness and recommend any changes it considers necessary to the Board of Directors for approval.
As the Nominating and Corporate Governance Committee was established only in January 2026, it did not meet during the year ended December 31, 2025.
No Family Relationships
We are not aware of any family relationships among any of our executive officers or directors.
Involvement in Certain Legal Proceedings
We are not aware of any of our directors or executive officers having been involved in any material legal proceedings in the past ten years relating to any of the items set forth under Item 401(f) of Regulation S-K. There are no material proceedings to which any director or officer of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Director Compensation
DIRECTOR COMPENSATION
The following table and related footnotes show the compensation paid to our directors during the year ended December 31, 2025.

Name(1)	Fees earned or paid in cash	All other compensation	Total
Simon Lee	$120,000	$—	$120,000
William Chess(2)	$—	$—	$—
Benjamin Ginsberg	$80,000	$—	$80,000
Kimberly White	$80,000	$—	$80,000
__________________
Notes to table:
(1)None of our executive directors received compensation for their service as directors.
(2)William Chess received no compensation for his service as a non-executive director during the year ended December 31, 2025. However, he did receive compensation from the Company for consulting services (comprising $120,000 in fees) for the year ended December 31, 2025 (see “—Consulting Agreement of William Chess (Non-Executive Director),” below).
Consulting Agreement of William Chess (Non-Executive Director)
Pursuant to an agreement with PPHC dated August 1, 2021 (effective beginning at the time of our UK IPO on December 16, 2021), Mr. Chess was employed by PPHC as Chief Financial Officer. On July 2, 2023, Mr. Chess was appointed Chief Administrative Officer. Effective July 1, 2024, Mr. Chess retired as our Chief Administrative Officer. Pursuant to an agreement with PPHC dated July 1, 2024, Mr. Chess serves as a consultant to us. The monthly fee payable by us to Mr. Chess as a consultant to the Company is $10,000. With respect to the year ending December 31, 2024, during which Mr. Chess served as an executive and non-executive director of the Company, Mr. Chess received an annual salary of $450,000. In addition, with respect to such year, Mr. Chess received awards under our Omnibus Incentive Plan consisting of (i) 17,438 restricted shares of our Common Stock (3,488 on an adjusted basis after giving retrospective effect to the 5 to 1 reverse stock split, which became effective October 2, 2025 (the “2025 Reverse Stock Split”)), and (ii) 100,000 shares (20,000 on an adjusted basis after giving retrospective effect to the 2025 Reverse Stock Split) of our Common Stock as a result of previously issued RSUs vesting. Also, with respect to the year ended December 31, 2024, Mr. Chess purchased 25,000 shares (5,000 on an adjusted basis after giving retrospective effect to the 2025 Reverse Stock Split) of our Common Stock. Mr. Chess became a stockholder of the Company upon receiving shares in connection with the Company’s pre-UK IPO reorganization on December 10, 2021. Mr. Chess resigned as director on September 29, 2025. In addition, his consulting agreement expired in December 2024, but has been extended by oral agreement on a month-to-month basis under an arrangement approved by our Compensation Committee.
Appointment Agreement of Simon Lee (Non-Executive Director and Chairperson)
Pursuant to a letter of appointment with PPHC dated December 13, 2021, as amended on January 28, 2026, Mr. Lee serves as non-executive Chairperson of our Board of Directors and member of the Board’s Nominating and Corporate Governance Committee. With respect to the year ended December 31, 2025, Mr. Lee received an annual fee of $120,000. With respect to the year ended December 31, 2024, Mr. Lee also received $2,000 in additional compensation. The current annual fee payable by us to Mr. Lee is $240,000 per annum before tax, comprising $120,000 in cash and $100,000 in RSUs vesting on the first anniversary of the grant date.
Appointment Agreement of Kimberly White (Non-Executive Director)
Pursuant to a letter of appointment with PPHC dated December 13, 2021, as amended on January 28, 2026, Ms. White serves as a non-executive director of PPHC and chairperson of the board’s Compensation Committee, and member of Nominating and Corporate Governance Committee. With respect to the year ended December 31, 2025, Ms. White received an annual fee of $80,000. With respect to the year ended December 31, 2024, Ms. White also received $2,000 in additional compensation. The current annual fee payable by us to Ms. White is $200,000 per

Director Compensation
annum before tax, comprising $100,000 in cash and $100,000 in RSUs vesting on the first anniversary of the grant date.
Appointment Agreement of Benjamin Ginsberg (Non-Executive Director)
Pursuant to a letter of appointment with PPHC dated December 13, 2021, as amended on January 28, 2026, Mr. Ginsberg serves as a non-executive director of the Company and a member of the Audit Committee and Nominating and Corporate Governance Committee. With respect to the year ended December 31, 2025, Mr. Ginsberg received an annual fee of $80,000. With respect to the year ended December 31, 2024, Mr. Ginsberg also received $2,000 in additional compensation. The current annual fee payable by us to Mr. Ginsberg is $180,000 per annum before tax, comprising $80,000 in cash and $100,000 in RSUs vesting on the first anniversary of the grant date.
Appointment Agreement of Kathleen Casey (Non-Executive Director)
Pursuant to a letter of appointment with PPHC dated January 28, 2026, Ms. Casey has served since such date as a non-executive director of the Company and on the Audit Committee and as Chairperson of the Nominating and Corporate Governance Committee. The annual fee payable by us to Ms. Casey is $200,000 per annum before tax, comprising $100,000 in cash and $100,000 in RSUs vesting on the first anniversary of the grant date.
Appointment Agreement of Charles Brown (Non-Executive Director)
Pursuant to a letter of appointment with PPHC dated January 28, 2026, Mr. Brown has served since such date as a non-executive director of the Company and on the Compensation Committee and as Chairperson of the Audit Committee. The annual fee payable by us to Mr. Brown is $210,000 per annum before tax, comprising $110,000 in cash and $100,000 in RSUs vesting on the first anniversary of the grant date.
Director Compensation Policy
Until January 2026, decisions regarding the compensation of our executive directors were made by our prior Remuneration Committee, and decisions regarding the compensation of non-executive directors were made by the executive directors in accordance with the terms of reference for the Remuneration Committee. Effective January 2026, we have established a Compensation Committee and our executive compensation programs, policies and practices for our directors and executive officers are subject to the review and approval of the Compensation Committee. Under our Compensation Committee charter, the compensation Committee is responsible for setting and reviewing the compensation of our directors and executive officers or individuals party to a key principal agreement with the Company. The Compensation Committee is also responsible for evaluating the performance of the chief executive officer and determining and approving the chief executive officer’s annual salary, bonus, equity incentives, long-term incentives and other benefits in accordance with such chief executive officer’s key principal agreement. No director or member of management may be involved in any discussions as to their own compensation (including with respect to any options).
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2025, our Compensation Committee consisted of Kimberly White (the Chairperson), Simon Lee and Benjamin Ginsberg. Effective immediately prior to our listing on Nasdaq, our Compensation Committee consists of Kimberly White (the Chairperson), Simon Lee and Charles D. Brown. During the year ended December 31, 2025, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our compensation committee or board of directors. As of the date of this Proxy Statement, no member of our board of directors is an executive officer of a company on whose board of directors or compensation committee one of our executive officers serves.

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board’s Audit Committee has appointed, and the Board has ratified the appointment of, Forvis Mazars, LLP (“Forvis Mazars”) as the independent registered public accounting firm for the Company for the 2026 fiscal year. Forvis Mazars became the Company's independent auditors in 2024 and has audited our consolidated financial statements since 2024. Although not required by the Company’s Certificate of Incorporation or Second Amended and Restated Bylaws, the Board of Directors deems it to be in the best interest of the Company to submit to the stockholders a proposal to ratify the appointment of Forvis Mazars and recommends a vote in favor of such ratification.
It is not expected that representatives of Forvis Mazars will attend the Annual Meeting.
The Board of Directors recommends a vote FOR ratification of the appointment of Forvis Mazars, LLP as independent registered public accounting firm for fiscal year 2026.
This proposal is decided by a majority of the votes cast. This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal.

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Forvis Mazars, LLP Fees and Services
The following table sets forth the approximate aggregate fees billed for professional services by the Company's independent registered public accounting firm, Forvis Mazars, LLP for 2025 and 2024.

Fee Categories	2025	2024
Audit fees	$1,847,127	$797,885
Audit related fees	—	—
Tax fees	—	—
Other Fees	—	—
Total fees	$1,847,127	$797,885
Audit fees. These fees consist of fees for professional services for the audit and interim reviews of our consolidated financial statements. Audit fees also include audit services that are normally provided by independent auditors in connection with statutory audit and regulatory filings, as well as consents and comfort letters rendered in connection with our US IPO. The amounts noted above include reimbursement for direct out-of-pocket travel and other sundry expenses.
Audit-related fees. These fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.
Tax fees. These fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, acquisitions and tax planning.
All other fees. These fees consist of fees for products and services other than the services reported above.
Previously Reported Change in Accountant
Upon the recommendation of our Audit Committee, we engaged Forvis Mazars, LLP on July 13, 2024 as the Company’s independent external (statutory) auditors for the year ending December 31, 2024. In connection with this appointment, in July 2024, upon the recommendation of our Audit Committee, we terminated the engagement of MN Blum, LLC (“MN Blum”) as our component auditor and terminated the engagement of Crowe U.K. LLP (“Crowe UK”) as our statutory auditor for the year ended December 31, 2024.
Neither MN Blum nor Crowe UK prepared reports on our financial statements for the year ended December 31, 2024.
No report by MN Blum or Crowe UK on our financial statements for the years ended December 31, 2022 or 2023, or for any subsequent interim period, contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, and there were no disagreements with respect to any such period with MN Blum or Crowe UK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of MN Blum or Crowe UK, respectively, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report for such period.
There were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K for such years and subsequent interim period through July 13, 2024.
In accordance with Item 304(a)(3) of Regulation S-K, we have provided MN Blum and Crowe UK with a copy of our Annual Report on Form 10-K and requested that each of MN Blum and Crowe UK furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein.
During the fiscal years ended December 31, 2023 and 2022, and during the interim period through July 13, 2024, neither the Company nor anyone on its behalf consulted with Forvis Mazars, LLP regarding either (1) the

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Forvis Mazars, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (2) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
Pre-Approval Policies and Procedures
The Audit Committee is required to pre-approve all audit and non-audit services performed by Forvis Mazars to ensure that the provision of such services does not impair the public accounting firm’s independence. The Audit Committee pre-approved all of the services described above.
The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Forvis Mazars, LLP as independent registered public accounting firm for fiscal year 2026.

Audit Committee Report
AUDIT COMMITTEE REPORT
PPHC’s Audit Committee is composed entirely of independent directors who meet the independence requirements of the Listing Rules of the Nasdaq Stock Market and the SEC. The Audit Committee operates pursuant to a written charter, which is available on our investor relations website (investors.pphcompany.com).
As described above in more detail, the principal purpose of the Audit Committee is to assist the Board of Directors in overseeing the Company’s accounting practices, system of internal controls, audit processes, and financial reporting processes. The Audit Committee is responsible for appointing and retaining the Company’s independent auditor and approving the audit and permitted non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter.
Management is responsible for preparing our financial statements and for ensuring that those financial statements are complete, accurate, and prepared in accordance with generally accepted accounting principles. Forvis Mazars, LLP (“Forvis Mazars”), the Company’s independent registered public accounting firm, is responsible for auditing the Company’s consolidated financial statements and expressing an opinion on whether those financial statements conform with generally accepted accounting principles.
In performing its responsibilities, the Audit Committee has:
•Reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2025;
•Discussed with Forvis Mazars the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
•Received the written disclosures and the letter from Forvis Mazars required by applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning auditor independence, and discussed with Forvis Mazars its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Respectfully submitted by:
Charles D. Brown (Chairperson)
Kathleen L. Casey
Benjamin Ginsberg
The Audit Committee Report above does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Executive Officers
EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of our executive officers as of April 1, 2026.

Name	Age	Position
Executive Officers
George Stewart Hall	60	Chief Executive Officer and Director
Roeland Smits	55	Chief Financial Officer and Director
Jill Kendrick	50	Chief Operating Officer
Thomas Gensemer	48	Chief Strategy Officer
Neal Strum	60	Chief Legal Officer
Ron Starzman	47	Executive Vice President, Human Resources
Paula Thrasher	51	Vice President, Accounting Operations
John Green	54	Chief Client Officer
Matthew Mazzanti	29	Chief Administrative Officer
George Stewart Hall is a co-founder of the Company and of Crossroads Strategies. In 2014, Crossroads Strategies was merged to form PPHC-LLC, where Mr. Hall served as CEO and Managing Partner. Mr. Hall has served as our Chief Executive Officer since our founding in 2014 and as a member of our Board of Directors since PPHC’s incorporation in February 2021. Mr. Hall has extensive experience in both the public and private sectors. He co-founded Federalist Group in 1999, which was acquired by Ogilvy Public Relations (WPP) in 2005. Prior to that, he served as Legislative Director to Senator Richard Shelby (R-AL) from 1992-1996, working across defense policy, appropriations and financial services committees.
Roeland Smits has served as our Chief Financial Officer and a member of our Board of Directors since September 2023. Mr. Smits joined PPHC in May 2022 as Deputy Chief Financial Officer with a strong focus on driving the company’s mergers and acquisitions (M&A) agenda. Prior to joining PPHC, Mr. Smits spent 12 years in various CFO roles at Kantar, co-owned by WPP and Bain Capital, where most recently he was CFO of Kantar Americas from 2012 until joining us. Before joining Kantar, Mr. Smits spent 6 years leading the North American M&A team of WPP. Also, Mr. Smits spent 8 years working in private equity, most notably for HAL investments BV, a publicly listed family fund in the Netherlands.
Jill Kendrick has served as our Chief Operating Officer since our founding in 2014. She has 20 years of experience in developing, implementing, and growing the operational infrastructure to advance an organization throughout its business life cycle. Prior to joining PPHC, Ms. Kendrick served as the Chief Financial Officer of Crossroads, one of the founding firms of PPHC. In this role, she built the back-office infrastructure from the ground up for the financial and human resources processes across the growing group of companies. Before CRS, Ms. Kendrick served as the Chief Administrative Officer of Ogilvy Government Relations. In this capacity, she had oversight of all financial and personnel activities for, at the time, one of the top five government relations firms. She transitioned from Federalist Group to Ogilvy Government Relations post acquisition of Federalist Group by Ogilvy Public Relations Worldwide, a WPP Company. She was the key point of contact throughout the due diligence during the acquisition process and handled the transition of all the financial and human resources post-acquisition. Ms. Kendrick has held additional positions within Federalist Group, Berman Enterprises, and in Disaster Fundraising for the National Headquarters of the American Red Cross. It was in these positions that she grew her appreciation for business process improvement.
Thomas Gensemer has served as our Chief Strategy Officer since early 2020, having previously served as an advisor from 2018-2020. Mr. Gensemer joined PPHC after nearly 20 years in advertising, public affairs and politics. From 2005-2014 he served as CEO and managing partner of Blue State Digital (BSD), where he led the agency from its early founding through years of rapid growth until its ultimate acquisition by WPP in late 2011. In 2013, Mr. Gensemer was named chief strategy officer for Burson (then Burson-Marsteller), one of the world’s largest public relations networks (also a WPP company), where he oversaw a portfolio of global clients (Accenture, Ford, Nestle)

Executive Officers
and led the firm’s research, analytics, and creative functions. Mr. Gensemer’s work and insights have been featured in global media including Bloomberg, the Guardian, Wall Street Journal, Economist, and Business Week. He’s also appeared on CNN, CNBC, ITV, BBC, and Bloomberg TV. Mr. Gensemer continues involvement in organizations including the World Economic Forum, Aspen Institute, International Rescue Committee, Kasita, a hospitality start-up, and Court Avenue, a digital transformation agency. He also serves on the boards of the Public Goods Projects (PGP), the Purpose Foundation, the It Gets Better Campaign, and is a longtime advisor to the Family Equality Council.
Neal Strum has served as our Chief Legal Officer since January 2022, having previously served as outside legal counsel since our inception. Mr. Strum brings over thirty years of legal experience as a corporate and finance attorney at Venable LLP where he worked from 1991 until joining us. Prior to joining PPHC, Mr. Strum represented numerous clients across various industries – service, finance, hospitality, technology and healthcare – with a focus on mergers and acquisitions, venture capital, private equity and other equity investments. Mr. Strum is a graduate of the University of Maryland and of the University of Maryland School of Law.
Ron Starzman has served as our Executive Vice President of Human Resources since April 2019. Throughout his extensive career, Mr. Starzman has developed key workplace improvement initiatives, built and administered employee engagement programs, and overseen performance management and benefits processes at leading corporations across a wide range of industries. In his current position at PPHC, Mr. Starzman provides strategic HR planning, direction, and operational business support while simultaneously serving as a leader, consultant, resource, and subject matter expert on HR policies, practices, and programs for member companies of PPHC. Prior to joining PPHC, Mr. Starzman was the university-wide head of employee relations at William & Mary, where he directly oversaw all full-cycle performance and talent management initiatives for over 2,500 staff. He previously served as a managing consultant at Watershed, where he helped industry-leading partner companies successfully define, identify, attract, select, integrate, develop, train, and retain top talent. Mr. Starzman is also a graduate of William & Mary, where he earned a bachelor’s degree with a concentration in social psychology.
Paula Thrasher was named Vice President, Accounting Operations in September 2025, having previously served as our Vice President of Control and Accounting since July 2019 and as Director of Finance at Forbes Tate. In this capacity she oversees our accounting department and is primarily responsible for directing and managing the fiscal and accounting functions in accordance with generally accepted accounting principles and our member companies’ policies, procedures and regulations respectively, across all business segments. Ms. Thrasher came to PPHC with over twenty-five years of experience in accounting and financial analysis. She has management experience in accounting, budgeting, board presentations, cash management, financing, revenue sharing, information systems, property management, statistics, and strategic planning. Ms. Thrasher graduated from Troy University with a BS in business administration with an emphasis in accounting. She previously served as the director of finance with Forbes Tate Partners and the controller/staff accountant for Diamond Concrete, Dominic’s, Alabama Farmers Federation, EFS, Inc., Dialysis Clinic Inc., and Columbia Regional Medical Center.
John Green has served as our Chief Client Officer since February 2025. Mr. Green is also the co-founder of Crossroads Strategies, LLC, and has served as its chairperson since 2010. During his thirty years in the advocacy community, Mr. Green has successfully achieved policy results in virtually every field of federal advocacy, notably in technology and resources issues. Prior to his work at PPHC and Crossroads, Mr. Green co-founded Federalist Group, LLC. Federalist Group was acquired by Ogilvy Public Relations and grew to be one of the top five government relations firms in Washington. Mr. Green began his career working in the US Senate, where he handled policy and administrative matters for the assistant majority leader and eventual majority leader of the US Senate. Additionally, he served as campaign manager for a successful congressional campaign, national finance chairman for multiple US Senate campaigns, and senior advisor to a presidential campaign.

Executive Officers
Matthew Mazzanti has served as our Chief Administrative Officer since March 2026. In this position, Matthew is responsible for supporting the execution of the Company’s strategic priorities, strengthening coordination throughout the holding company, and driving operational efficiency across the platform. Matthew joined Crossroads Strategies, one of the Group’s founding member firms, seven years ago before progressing to a cross-functional position with PPHC. He was involved in the Company’s UK IPO in 2021 and played a key role in the recent listing on the Nasdaq Global Market. Matthew lives in Washington, DC, and is a graduate of the University of Mississippi’s School of Business, where he studied Public Policy Leadership, Banking & Finance and Managerial Finance.

Executive Compensation
EXECUTIVE COMPENSATION
2025 Summary Compensation Table
The following table and related footnotes show the compensation paid to our named executive officers during each of the years ended December 31, 2025 and 2024.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	All other compensation ($)(2)	Total ($)
George Stewart Hall,	2025	833,327	-	289,630	24,541	1,147,497
Chief Executive Officer	2024	799,992	333,500(4)	87,940	36,850	1,258,282
Roeland Smits,	2025	475,000	172,000(3)	149,932	11,058	807,991
Chief Financial Officer	2024	425,000	216,250(4)	132,069	14,216	787,535
Neal Strum,	2025	450,000	144,000(3)	143,045	8,780	745,826
Chief Legal Officer	2024	450,000	202,500(4)	133,203	9,631	795,334
__________________
Notes to table:
(1)Stock awards comprise, in each case, the aggregate grant date fair value of all RSAs and RSUs issued to the person listed in the year indicated.
(2)All other compensation comprises, in each case, (i) premiums paid by the Company for a Company sponsored life insurance policy for the person listed; and (ii) all dividends paid to the person listed during the year indicated in respect of shares of Common Stock, RSAs or RSUs held by such person that were originally issued to them under the Omnibus Incentive Plan.
(3)Comprises a cash bonus amount paid in the year ended December 31, 2025 in respect of the named executive officer’s performance in the year ended December 31, 2024. In accordance with the terms of our annual bonus program (see “— Annual Bonus Program,” below), in March, 2026, our Compensation Committee awarded $390,000 to George Stewart Hall, $222,000 to Roeland Smits and $210,000 to Neal Strum in respect of the year ended December 31, 2025.
(4)Comprises a cash bonus amount paid in the year ended December 31, 2024 in respect of the named executive officer’s performance in the year ended December 31, 2023.
Elements of 2025 Compensation
Employment Agreements
We have employment agreements with each of our named executive officers, the principal terms of which are summarized below.
Employment Agreement of George Stewart Hall (Chief Executive Officer)
Pursuant to an agreement with PPHC dated August 2, 2021 (effective beginning at the time of our UK IPO on December 16, 2021), Mr. Hall is employed by us as Chief Executive Officer. Prior to December 16, 2021, Mr. Hall was employed by Crossroads Strategies, one of our operating subsidiaries. Mr. Hall is eligible to receive an annual cash bonus in accordance with the terms of our annual bonus program, subject to the attainment of applicable performance targets to be set by our Board of Directors or its delegate. Mr. Hall is also eligible to receive equity-based awards in accordance with our Omnibus Incentive Plan. Mr. Hall became a stockholder of the Company upon receiving shares in connection with our pre-UK IPO reorganization on December 10, 2021. Our Board of Directors in 2025 approved an increase in Mr. Hall’s base salary to $1.0 million per annum, effective November 1, 2025.
In the event we terminate Mr. Hall’s employment without cause (as defined in the employment agreement) or Mr. Hall resigns for good reason (as defined in the employment agreement), in addition to unpaid salary for the period prior to termination, earned, but unpaid cash bonuses for previously completed bonus years and employee benefits under applicable plans, he would receive 12 months’ severance in the amount of the then-current base salary, plus an additional amount equal to the most recent annual bonus. If this occurs, unvested awards (other than stock options) granted under the Omnibus Incentive Plan fully vest. If this occurs within 12 months after a change in

Executive Compensation
control (as defined in the employment agreement), all unvested awards, including stock options, granted under the Omnibus Incentive Plan fully vest.
Employment Agreement of Roeland Smits (Chief Financial Officer)
Pursuant to an agreement with PPHC effective May 1, 2022, Mr. Smits was employed by us as Deputy Chief Financial Officer. On July 2, 2023, Mr. Smits was appointed as our Chief Financial Officer. Mr. Smits is eligible to receive an annual cash bonus in accordance with the terms of our annual bonus program, subject to the attainment of applicable performance targets to be set by our Board of Directors or its delegate. Mr. Smits is also eligible to receive equity-based awards in accordance with our Omnibus Incentive Plan. Our Board of Directors in 2025 approved an increase in Mr. Smits’ base salary to $500,000 per annum, effective May 1, 2025.
In the event we terminate Mr. Smits’ employment without cause (as defined in the employment agreement) or Mr. Smits resigns for good reason (as defined in the employment agreement), in addition to unpaid salary for the period prior to termination, earned, but unpaid cash bonuses for previously completed bonus years and employee benefits under applicable plans, he would receive 12 months’ severance in the amount of the then-current base salary, plus an additional amount equal to the most recent annual bonus. If this occurs, unvested awards (other than stock options) granted under the Omnibus Incentive Plan fully vest. If this occurs within 12 months after a change in control (as defined in the employment agreement), all unvested awards, including stock options, granted under the Omnibus Incentive Plan fully vest.
Employment Agreement of Neal Strum (Chief Legal Officer)
Pursuant to an agreement with PPHC dated December 28, 2021, Mr. Strum is employed by us as Chief Legal Officer, with an annual base salary of $450,000. Mr. Strum is eligible to receive an annual cash bonus in accordance with the terms of our annual bonus program, subject to the attainment of applicable performance targets to be set by our Board of Directors or its delegate. Mr. Strum is also eligible to receive equity-based awards in accordance with our Omnibus Incentive Plan.
In the event we terminate Mr. Strum’s employment without cause (as defined in the employment agreement) or Mr. Strum resigns for good reason (as defined in the employment agreement), in addition to unpaid salary for the period prior to termination, earned, but unpaid cash bonuses for previously completed bonus years and employee benefits under applicable plans, he would receive 12 months’ severance in the amount of the then-current base salary, plus an additional amount equal to the most recent annual bonus. If this occurs, unvested awards (other than stock options) granted under the Omnibus Incentive Plan fully vest. If this occurs within 12 months after a change in control (as defined in the employment agreement), all unvested awards, including stock options, granted under the Omnibus Incentive Plan fully vest.
Annual Bonus Program
Annual bonus amounts are paid as compensation for services to senior executives, including our named executive officers, and employees based on satisfactory performance at PPHC, member company and individual employee level as determined by the Compensation Committee of our Board of Directors with the input, where applicable, from management of the relevant member company. Each year, in December, the Board determines the maximum aggregate amount that may be awarded under our annual bonus program in respect of that year. The next following February, the Board, upon the recommendation of the Compensation Committee, then determines the size of the aggregate cash bonus pool for the Company relating to the previous year's performance, and allocates this amount among the Group’s member companies and PPHC. The Compensation Committee then makes specific allocations to PPHC’s officers and executive directors, including its named executive officers, and allocations to all other employees are made by PPHC’s CEO and the management of each member company. The bonus amounts awarded to named executive officers are not determined by reference to a prescribed formula or set of criteria, but are determined by, and at the discretion of, the Compensation Committee. In determining bonus award amounts for each named executive officer or other employee, the Compensation Committee conducts a holistic assessment of the person’s performance over the preceding year. These bonuses are paid before March 15 each year. Eligibility for bonuses is noted in employment agreements, and certain employment agreements include a right of PPHC to clawback prior bonus payments if the employee violates restrictive covenants in the agreement.

Executive Compensation
Omnibus Incentive Plan
In 2021, we adopted the Omnibus Incentive Plan, under which options (both non-qualified options, and incentive stock options), stock appreciation rights, restricted stock units, restricted stock, unrestricted stock, cash-based awards and dividend equivalent rights may be issued. The first stock-based compensation units under the Omnibus Incentive Plan were issued in 2022. Our Board of Directors has approved an amendment (the “2025 Amendment”) to the Omnibus Incentive Plan, which became effective (by its terms) from the date immediately prior to the effectiveness of our registration statement on Form S-1. Key terms of the Omnibus Incentive Plan, as so amended, and of certain grant agreements thereunder are summarized below:
•Eligibility. Employees, non-employee directors and consultants of PPHC and its affiliates, as selected by the Compensation Committee of our Board of Directors or its delegates, are eligible for grants under the Omnibus Incentive Plan.
•Grants. The Compensation Committee or its delegates will determine the timing, amount and recipients of grants under the Omnibus Incentive Plan.
•Exercise/purchase price. Options will be granted with an exercise price that is not less than the fair market value of the underlying shares of Common Stock as of the grant date.
•Restrictions on restricted stock units. Restricted stock units and restricted stock shall be subject to forfeiture conditions based on continuation of the service relationship and/or achievement of pre-established performance goals and objectives, as determined by the Compensation Committee.
•Limitations on exercise of options. With respect to non-qualified options, the minimum number of shares of Common Stock with respect to which an option may be exercised at any one time is 200 shares (after giving effect to the 2025 Reverse Stock Split), or if less, the total number of shares of Common Stock subject to exercise at such time.
•Limitations on incentive stock options. The aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which incentive stock options first become exercisable by a grantee during any calendar year will not exceed $100,000.
•Total number of shares available. Subject to adjustment in accordance with the Omnibus Incentive Plan, no more than 2,600,000 shares of Common Stock (after giving effect to the 2025 Reverse Stock Split) shall be available from the date of effectiveness of the 2025 Amendment for the grant of awards under the Omnibus Incentive Plan. The maximum aggregate number of shares of Common Stock that may be issued in the form of incentive stock options shall not exceed 2,164,801 (after giving effect to the 2025 Reverse Stock Split).
•Exercise of options. With respect to non-qualified options, options generally will become 100.0% vested and exercisable on the third anniversary of the grant date. Options may be exercisable within the times or upon the events determined by the Compensation Committee as set forth in the relevant grant agreement, provided that no option will be exercisable after the expiration of ten years following the date of grant.
•Employees leaving the Company. With respect to non-qualified options, if a grantee ceases to provide services to the Company, the unvested portion of the option shall expire. With respect to the vested portion of the option, the option shall expire (i) immediately upon grantee’s involuntary termination for cause, (ii) 30 days following grantee’s voluntary termination of the service relationship (other than for good reason within 12 months following a change in control, in which case the option shall expire 90 days following grantee’s termination), (iii) 90 days following grantee’s involuntary termination of the service relationship without cause, (iv) 12 months following termination of the service relationship due to grantee’s death or disability, or (v) the day before the 10th anniversary of the grant date if earlier than the foregoing.
•Transferability. Awards may not be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or the laws of descent and distribution or pursuant to a domestic relations order;

Executive Compensation
provided, that the Compensation Committee in its discretion, may permit transfers of non-qualified options to specified family members or related parties.
•Corporate transactions and admission. Upon a change in control, the successor entity may continue or assume outstanding awards, or substitute outstanding awards with appropriate adjustments to award terms to reflect the new underlying equity. If a continuation, assumption or substitution of outstanding awards does not occur, the awards shall terminate upon change in control, in which case the awards shall be settled or disposed of in accordance with the award agreements, or as the Company may otherwise determine in accordance with the Omnibus Incentive Plan.
•Amendment. The Omnibus Incentive Plan may be amended by the Company at any time, with stockholder approval to the extent required by applicable law or exchange rule. Outstanding grants may be amended by the Company at any time, except that no amendment may materially adversely affect an outstanding grant without the grantee’s consent.
•Termination. The Omnibus Incentive Plan may be terminated by the Company at any time, subject to Section 409A of the US Internal Revenue Code. Outstanding grants shall not be materially adversely affected by a termination of the Omnibus Incentive Plan without the grantee’s consent.
The stock options have a contractual term of ten years and vest three years after their issuance. The RSUs vest over a three-year period with one-third vesting each year after the grant date. The RSAs include voting and dividend rights prior to vesting.
820,007 RSAs (164,002 RSAs on an adjusted basis after giving retrospective effect to the 2025 Reverse Stock Split) vested on December 31, 2023, 17,438 RSAs (3,488 on an adjusted basis after giving retrospective effect to the 2025 Reverse Stock Split) vested on July 1, 2024; 442,301 RSAs (88,461 on an adjusted basis after giving retrospective effect to the 2025 Reverse Stock Split) vested on October 2024; 35,490 RSAs (7,098 on an adjusted basis after giving retrospective effect to the 2025 Reverse Stock Split) vested on December 31, 2024; 686,299 RSAs (137,260 on an adjusted basis after giving retrospective effect to the 2025 Reverse Stock Split) vested in May 2025; and 342,231 RSAs (on an adjusted basis after giving effect to the 2025 Reverse Stock Split) vest over a remaining four-year period beginning with approximately 85,600 per year in October 2025, with 313,840 fully vested by October 2028 and 28,392 fully vested by December 2028 (each on an adjusted basis after giving effect to the 2025 Reverse Stock Split).
In 2024, following our acquisition of Pagefield, we adopted a UK sub-plan (the “UK Sub-Plan”) to the Omnibus Incentive Plan, and a related form of stock option agreement. Under the UK Sub-Plan, only non-qualified stock options may be awarded. The terms and conditions of awards under the UK Sub-Plan (including, for example, vesting/forfeiture, exercise, and termination) are substantially the same as the terms and conditions of US options awarded under the Omnibus Incentive Plan, but include UK-specific provisions reflecting UK tax treatment. The first awards under the UK Sub-Plan were issued in 2024.
Additional Awards
PPHC 401(k) Plan
Effective January 1, 2020, we established the Public Policy Holding Company, LLC 401(k) Plan (“PPHC 401(k) Plan”). The PPHC 401(k) Plan covers employees that reach certain age and length of service requirements. Eligible employees can contribute into the plans through salary deferral. The PPHC 401(k) Plan does not have any employer contributions and expenses are immaterial.

Executive Compensation
Outstanding Equity Awards at End of 2025 Fiscal Year
The following table and related footnotes show the unexercised stock options, unvested RSUs and unvested RSAs held by our named executive officers as of December 31, 2025, each presented on an adjusted basis after giving effect to the 2025 Reverse Stock Split.

	Option Awards					Stock Awards
Name	Number of Shares of Common Stock underlying exercisable unexercised options	Number of Shares of Common Stock underlying unexercisable unexercised options	Option exercise price ($)		Option expiration date	Unvested shares or units of Common Stock		Market value of unvested shares or units of Common Stock ($)
George Stewart Hall	10,000	—	11.9	(4)	May 16, 2032	293,838	(1)	4,194,543
Roeland Smits	20,000	—	11.70	(5)	Oct 11, 2032	34,306	(2)	489,719
Neal Strum	20,000	—	11.9	(4)	May 16, 2032	33,549	(3)	478,913
__________________
Notes to table:
(1)Comprises 261,513 shares of Common Stock, 241,513 of which are scheduled to vest on December 16, 2026 and 20,000 of which are scheduled to vest on June 1 ,2026; 6,667 RSUs, all of which are scheduled to vest on October 3, 2026; 13,334 RSUs, one-half of which are scheduled to vest on each of June 26, 2026 and June 26, 2027 and 12,324 RSUs one-third of which are scheduled to vest on each of June 1, 2026, June 1 2027 and June 1, 2028.
(2)Comprises 4,648 shares of Common Stock all of which are scheduled to vest on June 1, 2026; 6,667 RSUs all of which are scheduled to vest on October 3, 2026; 10,667 RSUs, half of which are scheduled to vest on each of June 26, 2026 and June 26, 2027 and 12,324 RSUs one-third of which are scheduled to vest on each of June 1, 2026, June 1 2027 and June 1, 2028 .
(3)Comprises 3,891 shares of Common Stock, all of which are scheduled to vest on June 1, 2026; 6,667 RSUs all of which are scheduled to vest on October 3, 2026; 10,667 RSUs, half of which are scheduled to vest on each of June 26, 2026 and June 26, 2027 and 12,324 RSUs one-third of which are scheduled to vest on each of June 1, 2026, June 1, 2027 and June 1, 2028.
(4)The exercise price of each option is denominated in GBP, and was £8.85 per share (on an adjusted basis after giving effect to the 2025 Reverse Stock Split) for the options listed. The US dollar value indicated has been calculated using a GBP to US dollar exchange rate as of December 31, 2025 of 1.00 to 1.35.
(5)The exercise price of each option is denominated in GBP, and was £8.70 per share (on an adjusted basis after giving effect to the 2025 Reverse Stock Split) for the options listed. The US dollar value indicated has been calculated using a GBP to US dollar exchange rate as of December 31, 2025 of 1.00 to 1.35.

Equity Compensation Plan Information
EQUITY COMPENSATION PLAN INFORMATION
The table below sets forth, as of December 31, 2025, the number of shares of our Common Stock to be issued upon exercise of all outstanding options and vesting of all outstanding RSUs, the weighted average exercise price of such options and the number of shares of Common Stock remaining available for issuance under our Omnibus Incentive Plan after the exercise of all outstanding options and vesting of all outstanding RSUs.
Our Omnibus Incentive Plan was first approved by our stockholders in December 2021.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options and vesting of outstanding RSUs		Weighted-average exercise price of outstanding options ($)(2)	Number of shares of Common Stock remaining available for future issuance under the Omnibus Incentive Plan
Equity compensation plans approved by security holders	1,693,734	(1)	11.32	657,168
Equity compensation plans not approved by security holders	—		—	—
Total	1,693,734		11.32	657,168
__________________
Notes to table:
(1)Presented on an adjusted basis to give effect to the 2025 Reverse Stock Split. Comprises 702,002 shares of Common Stock issuable upon exercise of all options outstanding as of December 31, 2025 and 991,732 shares of Common Stock issuable upon vesting of all RSUs outstanding as of December 31, 2025.
(2)The contractual exercise price of all options outstanding is denominated in GBP, and the weighted average exercise price of outstanding options as of December 31, 2025 was £8.45 (on an adjusted basis to give effect to the 2025 Reverse Stock Split). The US dollar value indicated has been calculated using a GBP to US dollar exchange rate as of December 31, 2025 of 1.00 to 1.35.
For a description of the terms of our Omnibus Incentive Plan, see “Executive Compensation--Elements of 2025 Compensation--Omnibus Incentive Plan.” As of December 31, 2025, the total amount of shares authorized by our Board of Directors under the Omnibus Incentive Plan was 3,776,173 with a total of 657,173 available for issuance.

Security Ownership of Certain Beneficial Owners and Management
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Set forth below is information regarding the beneficial ownership of our Common Stock as of April 1, 2026 by (i) each of our directors and named executive officers, (ii) each person whom we know owned, beneficially, more than 5% of the outstanding shares of our Common Stock, and (iii) all of our current directors and executive officers as a group. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares beneficially owned.

Name and address of beneficial owner(1)	Position	Shares of Common Stock beneficially owned	Percent of class beneficially owned
Directors and named executive officers
Simon Lee(2)	Non-Executive Director (Chairperson)	64,739	0.22
George Stewart Hall(3)	Chief Executive Officer	1,293,866	4.46
Roeland Smits(4)	Chief Financial Officer	95,241	0.33
Zachary Williams(5)	Executive Director	946,421	3.27
Keenan Austin Reed (née Keenan N. Austin)(6)	Executive Director	57,462	0.20
Benjamin Ginsberg	Non-Executive Director	0	0
Kimberly White	Non-Executive Director	0	0
Neal Strum(7)	Chief Legal Officer	56,026	0.19
Kathleen L.. Casey	Non-Executive Director	0	0
Charles D. Brown	Non-Executive Director	0	0
Directors and executive officers as a group(10)	-	4,236,109	14.62

Beneficial owners of more than 5% of any class of Company voting securities
Jeffrey Alan Forbes(8)	-	2,235,558	7.7
Daniel Clyde Tate, Jr.(9)	-	1,525,893	5.27
__________________
Notes to table:
(1)Unless otherwise indicated, the address for each person or entity listed is: c/o Public Policy Holding Company, Inc., 800 North Capitol St. NW, Suite 800, Washington, DC 20002.
(2)Shares of Common Stock for Simon Lee includes 64,739 shares held by Fiona Lee, the wife of Simon Lee and beneficially owned by Simon Lee.
(3)Shares of Common Stock for George Stewart Hall includes 10,000 stock options and 4,108 RSUs issued under the Omnibus Incentive Plan which have vested or will vest within 60 days.
(4)Shares of Common Stock for Roeland Smits includes 20,000 stock options and 4,108 RSUs issued under the Omnibus Incentive Plan which have vested or will vest within 60 days.
(5)Shares of Common Stock for Zachary Williams includes 4,806 stock options and 3,334 RSUs issued under the Omnibus Incentive Plan which have vested or will vest within 60 days.
(6)Shares of Common Stock for Keenan Austin Reed includes 5,562 stock options and 4,740 RSUs issued under the Omnibus Incentive Plan which have vested or will vest within 60 days.
(7)Shares of Common Stock for Neal Strum includes 20,000 stock options and 4,108 RSUs issued under the Omnibus Incentive Plan which have vested or will vest within 60 days.
(8)Shares of Common Stock for Jeffrey Alan Forbes includes 4,806 stock options and 3,470 RSUs issued under the Omnibus Incentive Plan which have vested or will vest within 60 days.

Security Ownership of Certain Beneficial Owners and Management
(9)Shares of Common Stock for Daniel Clyde Tate, Jr. includes 4,806 stock options and 2,667 RSUs issued under the Omnibus Incentive Plan which have vested or will vest within 60 days.
(10)Total for all directors and executive officers as a group includes shares beneficially owned by Simon Lee, George Stewart Hall, Roeland Smits, Zachary Williams, Keenan Austin Reed, Benjamin Ginsberg, Kimberly White, Neal Strum, Kathleen L. Casey, Charles D. Brown, Paula Thrasher, Jill Kendrick, Ron Starzman, Thomas Gensemer, John Green and Matthew Mazzanti.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors, and 10% stockholders to file certain reports with respect to beneficial ownership of our equity securities. Such executive officers, directors and stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.
To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2025, we believe that for the fiscal year ended December 31, 2025, all required reports were filed on a timely basis under Section 16(a).

Certain Relationships and Related Transactions
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Indemnification Agreements with Directors and Executive Officers
On January 28, 2026, the Company entered into indemnification agreements (the “Indemnification Agreements”) with each of our directors and executive officers. Pursuant to the Indemnification Agreements, the Company shall indemnify each director and executive officer if they are threatened to be made or are made party to proceedings by reason of their corporate status. The Company shall also indemnify each director and executive officer for certain expenses made by reason of their corporate status.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Form of Indemnification Agreement, which was filed as Exhibit 10.4 to our current report on Form 8-K filed with the SEC on February 2, 2026.
Other than the appointment letters entered into between the Company and each of Charles D. Brown, Kimberly White, Simon Lee, Kathleen L. Casey, and Benjamin Ginsberg, and the Indemnification Agreements described above, the independent members of the Board are not party to any arrangement or understanding with any person pursuant to which they were appointed as director, nor are they parties to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.
Other Relationships and Transactions
Related Person Transactions
In addition to the compensation arrangements with our directors and executive officers described above in “Director Compensation” and “Executive Compensation — Employment Agreements for our Named Executive Officers,” we have entered into the following agreements with related persons since January 1, 2025:
•AG Holdings, Inc. (formerly, The Alpine Group Inc.) Loan Agreement. On December 13, 2021, we agreed to provide AG Holdings, Inc., which as of December 31, 2024 held 10.4% of our Common Stock, with a one-time loan in an amount up to $750,000 in connection with certain US federal, state and local income taxes incurred in connection with certain shares of our Common Stock sold by AG Holdings, Inc. in our UK IPO. On April 14, 2022, we advanced this loan in the agreed-upon amount of $513,000. As of February 3, 2025, the amount outstanding and repayable (including principal and interest) was $532,451.25. On February 3, 2025, we accepted 316,779 shares of our Common Stock (or 63,356 shares on an adjusted basis after giving retrospective effect to the 2025 Reverse Stock Split), each at a price of £1.3515, or approximately $1.6808 per share (£6.7575, or approximately $8.404, on an adjusted basis after giving retrospective effect to the 2025 Reverse Stock Split) (“Repayment Shares”), in full satisfaction of this amount. The Repayment Shares were cancelled effective February 4, 2025. As a result of the dissolution and liquidation process of AG Holdings, Inc., effective March 21, 2025, AG Holdings Inc. is no longer a significant stockholder of PPHC.
•Jeffrey Forbes Employment Agreement. Pursuant to an agreement with Forbes Tate Partners dated August 2, 2021 (effective beginning at the time of our initial listing on the AIM market of the London Stock Exchange on December 16, 2021), Mr. Forbes, who as of April 1, 2026, held more than 5% of our Common Stock, is employed by Forbes Tate Partners as Founding Partner. Mr. Forbes is eligible to receive an annual cash bonus in accordance with the terms of our annual bonus program, subject to the attainment of applicable performance targets to be set by our Board of Directors or its delegate. Mr. Forbes is also eligible to receive equity-based awards in accordance with the Company’s Omnibus Incentive Plan. With respect to each of the years ending December 31, 2023, 2024 and 2025, Mr. Forbes received from Forbes Tate a salary of $1.0 million per annum; for 2023, Mr. Forbes also received a $50,000 cash bonus under our annual bonus program. He received no cash bonus for 2024. Mr. Forbes received a $45,000 cash bonus under our annual bonus plan, with respect to 2025. Subject to the conditions of his employment agreement,

Certain Relationships and Related Transactions
Mr. Forbes’ salary for 2026 will be $1.0 million per annum in addition to any bonus awards for 2026 under our annual bonus program. In addition, in the year ended December 31, 2024, Mr. Forbes received awards under our Omnibus Incentive Plan consisting of 75,000 restricted stock units (15,000 restricted stock units on an adjusted basis after giving retrospective effect to the 2025 Reverse Stock Split) and in the year ended December 31, 2025, Mr. Forbes received 10,408 restricted stock units and 4,864 restricted stock awards (each on an adjusted basis after giving effect to the 2025 Reverse Stock Split). Mr. Forbes is a stockholder of the Company, having received shares in connection with our pre-UK IPO reorganization on December 10, 2021.
•George Stewart Hall Employment Agreement. As of April 1, 2026, Mr. Hall, the Chief Executive Officer, held 4.46% of our Common Stock. For information on Mr. Hall’s compensation in the years ended December 31, 2023, 2024 and 2025 and his employment agreement with the Company, see “Executive Compensation—2025 Summary Compensation Table” and “Executive Compensation—Employment Agreements for our Named Executive Officers—Employment Agreement of George Stewart Hall (Chief Executive Officer).”
•Daniel Tate Employment Agreement. Pursuant to an agreement with Forbes Tate Partners dated August 2, 2021 (effective beginning at the time of our UK IPO on December 16, 2021), Mr. Tate, who as of April 1, 2026, held more than 5% of our Common Stock, is employed by Forbes Tate Partners as Founding Partner. Mr. Tate is eligible to receive an annual cash bonus in accordance with the terms of our annual bonus program, subject to the attainment of applicable performance targets to be set by our Board of Directors or its delegate. Mr. Tate is also eligible to receive equity-based awards in accordance with the Company’s Omnibus Incentive Plan. With respect to each of the years ending December 31, 2023, 2024 and 2025, Mr. Tate received from Forbes Tate a salary of $750,000 per annum. Mr. Tate received no cash bonus amounts in any of the years ended December 21, 2023, 2024 or 2025. Subject to the conditions of his employment agreement, Mr. Tate’s salary for 2026 will be $750,000 per annum in addition to any bonus awards for 2026 under our annual bonus program. In addition, in the years ended December 31, 2023 and 2024, Mr. Tate received awards under our Omnibus Incentive Plan consisting of, respectively, 75,000 restricted stock units (15,000 restricted stock units on an adjusted basis after giving retrospective effect to the 2025 Reverse Stock Split) and 55,000 restricted stock units (11,000 restricted stock units on an adjusted basis after giving retrospective effect to the 2025 Reverse Stock Split), and in the year ended December 31, 2025, 40,000 restricted stock units (8,000 on an adjusted basis after giving retrospective effect to the 2025 Reverse Stock Split). Mr. Tate is a stockholder of the Company, having received shares in connection with our pre-UK IPO reorganization on December 10, 2021.
Related Person Transactions Policy
We have adopted a Related Person Transactions Policy setting forth policies and procedures for the identification, review, and approval or ratification of related person transactions. Pursuant to this policy, our current executive officers and directors (and any person who has served in such role since the beginning of the last fiscal year), director nominees, beneficial owners of more than 5% of any class of our voting securities (or of securities convertible into voting securities), and any members of the immediate family of any of the foregoing persons are not permitted to enter into any transaction with us in which the amount involved exceeds $120,000 and such person would have a direct or indirect material interest without the approval or ratification of the Audit Committee. In approving or rejecting any such transaction, the Audit Committee is to consider all relevant facts and circumstances as appropriate, including, without limitation, the relationship of the related person to the Company, the nature and extent of the related person’s interest in the transaction, the material terms of the transaction, the importance and fairness of the transaction both to the Company and to the related person, the business rationale for engaging in the transaction, whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company, whether the transaction is proposed to be, or was, entered into on terms, taken as a whole, no less favorable to the Company than terms that could have been reached in an arm’s length transaction with a non-related person and whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non related persons, if any.

Proposal No. 3 Allow Electronic Distribution of Materials for Future Annual Meetings of Stockholders
PROPOSAL NO. 3
ALLOW ELECTRONIC DISTRIBUTION OF ANNUAL REPORTS AND OTHER STOCKHOLDER COMMUNICATIONS
The purpose of this resolution is to authorize the Company to communicate with stockholders electronically, including by making documents available on the Company’s website and by other electronic means, in accordance with applicable law.
The Board believes that enabling the Company to distribute annual reports, notices of meeting and other stockholder communications electronically would be in the best interests of the Company and its stockholders. Electronic communication is now widely accepted market practice, including companies admitted to trading on AIM, and is encouraged as a more efficient, timely and environmentally sustainable means of communication.
Accordingly, the Board is proposing that stockholders approve the resolution set out below to authorize the Company to communicate with stockholders electronically, including by making documents available on a website and by electronic means, subject to applicable law and regulation.
Nothing in the proposal will prevent stockholders from requesting hard‑copy versions of documents where they are entitled to do so under applicable law.
The Board of Directors recommends a vote FOR permitting the Company to distribute annual reports and other stockholder communications electronically.
This proposal is decided by a majority of the votes cast. This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal.

Other Information
OTHER INFORMATION
Availability of Annual Report on Form 10-K
Our Annual Report on Form 10-K is available on the SEC’s website, http://www.sec.gov, or on our website, investors.pphcompany.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 may also be obtained for free by emailing inquiries@pphcompany.com. No information on our website is incorporated by reference in or considered to be part of this Proxy Statement.
Stockholder Proposals and Nominations
Stockholders who would like to have a proposal considered for inclusion in the proxy materials for our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 must submit the proposal in writing to our Secretary at Public Policy Holding Company, Inc., 800 North Capitol St. NW, Suite 800, Washington, D.C. 20002, by no later than December 18, 2026 and otherwise comply with the SEC’s requirements for stockholder proposals.
Stockholders who would like to bring a proposal before our 2027 Annual Meeting of Stockholders, or to nominate directors for election, in accordance with the advance notice provisions of our Second Amended and Restated Bylaws, must give timely written notice to our Secretary. To be considered timely, the notice must be delivered to our headquarters at least 90 days, but not more than 120 days before the one-year anniversary of the previous year’s Annual Meeting of Stockholders. That means that to be timely, a notice must be received no later than February 10, 2027 nor earlier than January 12, 2027 (assuming the meeting is held not more than 30 days before or more than 60 days after May 12, 2027). The notice must comply with the requirements set forth in our Second Amended and Restated Bylaws.
In addition to satisfying the foregoing requirements under the Second Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2027.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Stockholder List
A complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting during ordinary business hours at the Company's principal place of business. The list will also be open to the examination of any stockholder during the whole time of the Annual Meeting.
Other Matters
We do not know of any other business that may be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named on the proxy card will have discretion to vote on the matters in accordance with their best judgment.
Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue” or “believe” or the negatives of, or other variations of, these terms or comparable terminology. These forward-looking statements include, but are not limited to, statements regarding: our core strategy; our ability to improve our content offerings and service; our future financial performance, including expectations regarding revenues, deferred revenue, operating income and margin,

Other Information
net income, expenses, and profitability; liquidity, including the sufficiency of our capital resources, cash requirements; net cash provided by (used in) operating activities, access to financing sources, and free cash flows; capital allocation strategies, including any stock repurchases or repurchase programs; stock price volatility; impact of foreign exchange rate fluctuations; impact of interest rate fluctuations; adequacy of existing facilities; future regulatory changes and their impact on our business; intellectual property; cybersecurity; price changes and testing; artificial intelligence (“AI”); acquisitions; actions by competitors; dividends; future contractual obligations, including unknown content obligations and timing of payments; our global content and marketing investments; tax expense; unrecognized tax benefits; deferred tax assets; tax deposits; resolutions of disputes and other proceedings; our ability to effectively manage change and growth; our company culture; and our ability to attract and retain qualified employees and key personnel. These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ. Additional information regarding these and other risks and uncertainties that could cause actual results and events to differ materially from the Company's expectations is included in our Annual Report on Form 10-K for the year ended December 31, 2025, as may be updated from time to time in our filings with the SEC. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to revise or publicly release any revision to any such forward-looking statement, except as may otherwise be required by law.

Other Information
By Order of the Board of Directors

By:	/s/ Simon Lee
Name:	Simon Lee
Title:	Chairperson of the Board

New York, New York
April 17, 2026

Proxy Voting Card

PPHC

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Public Policy Holding Company, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 23, 2026

Tuesday, May 12, 2026 9:00 AM, Eastern Time

Internet:

www.proxypush.com/PPHC

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:

1-866-257-6114

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 11:59 PM, Eastern Time, May 11, 2026.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Simon Lee and Matthew Mazzanti (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Public Policy Holding Company, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Proxy Voting Card

PPHC

Public Policy Holding Company, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect Class II directors, who are listed below to serve until the 2029 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;				
		FOR	AGAINST	ABSTAIN	
	1.01 Kathleen L. Casey	☐	☐	☐	**FOR**
	1.02 Roeland Smits	☐	☐	☐	**FOR**
	1.03 Benjamin Ginsberg	☐	☐	☐	**FOR**
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment of Forvis Mazars, LLP as our independent registered accounting firm for the fiscal year ending December 31, 2026; and	☐	☐	☐	**FOR**
3.	To allow the electronic distribution of annual reports and other stockholder communications.	☐	☐	☐	**FOR**

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